                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            MANNATECH, INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[MANNATECH LOGO]

May 4, 2001

To Our Shareholders:

   We are pleased to invite you to attend our 2001 annual shareholders meeting of Mannatech, Incorporated to be held Tuesday, June 5, 2001, at 9:00 a.m. Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas. We have enclosed with this letter:

  .  an official notice of the annual meeting;

  . a proxy statement that describes the matters to be considered and acted upon at the annual meeting;

  .  our 2000 Annual Report; and

  .  a proxy card that will instruct you on how to cast your vote.

   Your vote is important to us, regardless of the number of shares that you hold. Whether or not you plan to attend the annual meeting, we urge you to vote, prior to the meeting, on the Internet, by telephone or by signing and returning the enclosed proxy card in the postage-paid envelope.

   Thank you for your ongoing support of, and continued interest in, Mannatech, Incorporated. We look forward to seeing you at our annual meeting.


Sincerely,
/s/ Robert M. Henry
Robert M. Henry
Chief Executive Officer

[MANNATECH LOGO APPEARS HERE]


                                        ----------------------------------------

                                        2001
                                        Notice of
                                        Annual Shareholders Meeting
                                        and Proxy Statement

                                        ----------------------------------------

                                        Tuesday, June 5, 2001
                                        At 9:00 a.m. Central Daylight Time
                                        Grapevine Convention Center
                                        1209 South Main Street
                                        Grapevine, Texas

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Notice of our Annual Shareholders Meeting.................................   1
Proxy Statement...........................................................   2
  Proposal 1--Election of Five Directors..................................   4
  Proposal 2--Ratification of Independent Accountants.....................   5
  Fees Paid to Independent Accountants....................................   5
Directors and Executive Officers..........................................   6
  Class of our Board of Directors.........................................   9
  Committees of our Board of Directors....................................   9
  Directors Compensation..................................................  10
  Section 16(a) Beneficial Ownership Reporting Compliance.................  10
Executive Compensation....................................................  11
  Summary Compensation Table..............................................  11
  Stock Options Grants in the Last Fiscal Year............................  12
  Stock Options Exercised in the Last Fiscal Year.........................  12
  Executive Employment Agreements.........................................  13
  Management Bonus Plan...................................................  13
  Compensation Committee Interlocks and Insider Participation.............  13
  Compensation Committee Report to our Board of Directors.................  13
  2000 Chief Executive Officers Compensation..............................  14
  Stock Option Plans......................................................  15
  401(k) Plan.............................................................  16
  Performance Graph.......................................................  17
  Audit Committee Report to our Board of Directors........................  18
Security Ownership of Certain Beneficial Owners and Management............  19
Certain Relationships and Related Transactions............................  20
  Loans to Agritech Labs, Inc.............................................  20
  Commission Agreement and Receivables from Related Parties...............  20
  Consulting Agreement with Mr. Samuel L. Caster..........................  20
  Receivable and Lock-up Agreement with Mr. Charles E. Fioretti...........  20
  Separation Agreement with Mr. Anthony E. Canale.........................  21
  Cancellation of Incentive Agreements and Certain Transactions with Mr.
   Marlin Ray Robbins.....................................................  21
Forward-Looking Statements................................................  22
Appendix:
  Appendix A--Audit Committee of the Board of Directors Charter........... A-1

                            MANNATECH, INCORPORATED
                     NOTICE OF ANNUAL SHAREHOLDERS MEETING
                            TO BE HELD JUNE 5, 2001

To Our Shareholders:

   The 2001 annual shareholders meeting of Mannatech, Incorporated will be held at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas on Tuesday, June 5, 2001, at 9:00 a.m. Central Daylight Time, for the following purposes:

  .Proposal 1--To elect Directors: Messrs. Roger E. Beutner and Marlin Ray
             Robbins and to re-elect Directors: Messrs. Samuel L. Caster, Charles E. Fioretti and Jules Zimmerman.

  .Proposal 2--To ratify the reappointment of PricewaterhouseCoopers LLP as
             Mannatech's independent accountants for the fiscal year ending December 31, 2001.

  .To act upon such other matters as may properly come before the annual meeting.

   Only shareholders of record at the close of business on April 9, 2001 will be entitled to vote by proxy or at the meeting on the basis of one vote for each share held.

                                          By order of our Board of Directors

                                          /s/ Terry L. Persinger
                                          Terry L. Persinger
                                          Corporate Secretary

May 4, 2001



                                   IMPORTANT

     Whether or not you expect to attend in person, we urge you to vote on the Internet, by telephone or by proxy card at your earliest convenience to help ensure the presence of a quorum for our meeting and to save Mannatech the expense and extra work of additional solicitation. To vote by proxy card, simply complete the proxy card, sign, date and return the proxy card in the pre-addressed envelope for which no postage is required, if mailed in the United States. To vote your shares electronically you must use the control number printed in the box, just below the perforation on your proxy card. The control number is your personal code to access the systems.

    1. To vote on the Internet, log onto the Internet and go to the web site http:www.eproxyvote.com/mtex and follow the instructions.
    2. To vote over the telephone, on a touch-tone telephone call 1-877-prx-vote (1-877-779-8683) 24-hours a day, 7 days a week and follow the instructions.

     Your electronic vote authorizes the persons named in the proxy in the same manner as if you marked, signed, dated and returned your proxy card; however, you should not mail back your proxy card. Voting by proxy prior to the meeting will not prevent you from attending the meeting or voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.

                            MANNATECH, INCORPORATED
                        600 South Royal Lane, Suite 200
                              Coppell, Texas 75019

              PROXY STATEMENT FOR OUR ANNUAL SHAREHOLDERS MEETING
                           TO BE HELD ON JUNE 5, 2001

General information

   Your proxy statement is furnished to you in connection with the solicitation of proxies by our Board of Directors. On April 9, 2001, we had 24,709,510 outstanding shares of our common stock, $0.0001 par value per share, which is our only class of voting securities. On April 9, 2001, we had approximately 5,011 shareholders of record who hold our common stock directly and approximately 133 brokerage firms and banks who hold approximately 37.1% of our common stock on behalf of approximately 9,000 shareholders. This proxy statement and accompanying proxy card are being mailed or given to shareholders of record on or about May 4, 2001.

Voting by proxy

   Properly executed proxies received prior to the meeting will be voted at our annual shareholders meeting on June 5, 2001 and at any adjournment or adjournments thereof. If a shareholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specifications. If no specification is made, your proxy will be voted in accordance with the recommendations of our Board of Directors, which are FOR both proposals. Attendance at the 2001 annual meeting will not automatically revoke your proxy, as a shareholder in attendance may request a ballot and vote in person, thereby revoking any and all prior granted proxies.

Shares registered in the name of a brokerage firm or bank

   If your brokerage firm or bank holds your actual stock certificates, you will be receiving our proxy information from them or their solicitor. Each brokerage firm or bank will have their own voting options and instructions that may differ from the program provided by our solicitor. Check the information provided to you by your brokerage firm or bank or call them directly to see which options are available to you or if you have any questions regarding how to vote your shares through your brokerage firm or bank. Mannatech does not have any control over your brokerage firm or bank's proxy voting instructions.

Votes required

   The presence, in person or by proxy, of the holders of at least a majority of our common stock outstanding on the record date is necessary to have a quorum for our annual meeting. Abstentions and broker "no-votes" are counted as present for purposes of determining a quorum. A broker "no-vote" occurs when a nominee holding shares of our common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and or has not received instructions from the beneficial owner.

   A majority vote of shares entitled to vote for the election of our Directors is necessary for the election or re-election of a Director. For purposes of this election of Directors, abstentions and broker no-votes will not be counted as votes cast or as votes entitled to be cast and will have no effect on the results of the vote.

   The affirmative vote of a majority of shares present in-person or represented by proxy at the meeting and entitled to vote is required for approval of the independent accountants. For purposes of the vote for the independent accountants, abstentions and broker no-votes will not be counted as votes cast or as votes entitled to be cast and will have no effect on the result of the vote.

   We do not expect any matters to be presented for a vote at our annual meeting other than the election of the directors and the ratification of our independent accountants. If you grant a proxy, the persons named in the proxy will have the discretion to vote your share on any additional matters properly presented for a vote at the meeting. If any other matters are submitted at the meeting, an affirmative vote of the majority of the shares present in-person or represented by proxy is necessary for approval.

Solicitation of proxies

   Mannatech may solicit proxy votes through the mail, in person and by telecommunications. Mannatech will bear all the expenses in preparing, printing and mailing the proxy materials to its shareholders and has hired Corporate Investor Communications, Inc. to assist in the solicitation of proxies at a cost of approximately $6,000 plus out-of-pocket expenses.

Admission to the annual meeting

   Attendance at the meeting will be limited to shareholders of record on April 9, 2001, beneficial owners having evidence of ownership on that date and invited guests of Mannatech. If you are not a registered shareholder, please bring evidence of your ownership to the meeting. Shareholders will be admitted upon verification of stock ownership at the meeting. No cameras or recording equipment will be permitted in the meeting rooms.

Procedures for shareholder proposals and nominations

   Under our bylaws, nominations for a Director may be made by our Board of Directors, or by a shareholder entitled to vote who has delivered a written notice to Mannatech's General Counsel no less than 30, nor more than 60 days before our annual meeting. Any written notices will be forwarded to our Nominating Committee for their approval.

   Our bylaws also provide that no business may be brought before our annual meeting except as specified in the notice of the meeting which includes shareholder proposals that Mannatech is required to set forth in its proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934, or as otherwise brought before the meeting by or at the direction of our Board of Directors or by a shareholder entitled to vote who has delivered notice to Mannatech within the time limits described above for a nomination for the election of a Director. These requirements are separate and apart from, and in addition to, the Securities and Exchange Commission's requirements that a shareholder must comply with in order to have a shareholder proposal included in Mannatech's proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934.

   A copy of our bylaws may be obtained upon written request to our General Counsel at our corporate offices, located at 600 S. Royal Lane, Suite 200, Coppell, TX 75019.

Shareholder proposals for the 2002 annual meeting

   Shareholder proposals for inclusion in our proxy materials for our 2002 annual meeting must be received by Mannatech's General Counsel at our principal executive offices on or before January 4, 2002. Shareholders who intend to present a proposal at the 2002 annual meeting without inclusion of such proposal in the proxy materials are required to provide notice of such proposal to Mannatech's General Counsel, no later than March 20, 2002. Mannatech reserves the right to reject, rule out-of-order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. In addition, our bylaws provide that any shareholder wishing to make a nomination for Director at our 2002 annual meeting must give written notice, to our General Counsel of Mannatech, subject to certain exceptions, and that such notice must meet certain requirements set forth in our bylaws.

PROPOSAL 1--ELECTION OF FIVE DIRECTORS

   The term of office of our current class II Directors will expire on June 5, 2001, the day of our annual meeting. The class II Directors will be elected at this annual meeting and will serve until the day of our 2004 annual meeting, which is when their term expires or until the earlier of disqualification, resignation, death or removal. In addition, our Board of Directors has nominated two additional class I Directors for a grand total of nine Board members. The class I Directors elected at this annual meeting will serve until the day of our 2003 annual meeting, which is when their respective term expires or until the earlier of disqualification, resignation, death or removal.

 Nominees:

   Messrs. Samuel L. Caster, Charles E. Fioretti and Jules Zimmerman currently serve as class II Directors and Mr. Roger E. Beutner currently serves as a class I Director. While our Board of Directors has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine. The shares represented by the enclosed proxy card will be voted in favor of all of the persons nominated, unless specified differently on the proxy card, by the shareholder. To specify differently on the proxy card, the shareholder of record must check either the box "FOR ALL EXCEPT" or "WITHHOLD." If you mark the "FOR ALL EXCEPT" box you should then list in the space provided the nominee(s) you wish to vote against and/or add any additional candidates, which have been approved for nomination by our Board of Directors. If you mark the "WITHHOLD" box then your vote will be considered a vote against all of the nominee(s) and you can write in any additional candidates, which have been approved by our Board of Directors. Our Board of Directors unanimously recommends that shareholders vote FOR all five of the nominees below.

 Class I Directors

     Roger E. Beutner, age 70, was appointed to serve as one of our independent Directors on November 17, 2000. Mr. Beutner worked at Amway Corporation, a network-marketing multinational distributor, from 1970 until retiring in 1995. Mr. Beutner held several management positions at Amway, including Senior Vice President of Operations. Since 1995, Mr. Beutner has worked as a consultant for various companies. Mr. Beutner received a B.S. degree in Mechanical Engineering at Stevens Institute of Technology and a B.S. degree in Industrial Engineering at New York University. Mr. Beutner also holds a M.B.A. degree in Management from Georgia State University and is a licensed Professional Engineer in the State of Missouri. He currently serves as Chairman of the Michigan Information Technology Network, a non-profit organization.

     Marlin Ray Robbins, age 55, has over 25 years experience in sales and direct selling. Mr. Robbins is currently a sixteen-star platinum presidential Associate of Mannatech owning several Associate positions within our global downline network marketing system. Mr. Robbins has been an Associate since our inception in 1993, and has also been a consultant to Mannatech, as a Director of Marketing. Mr. Robbins currently owns approximately 5.1% of our common stock and was an original shareholder.
  Mr. Robbins received a B.S. degree in Biology and Chemistry from Southwest Texas State University.

 Class II Directors

     Samuel L. Caster, age 50, is one of our founders and served as our President and as a Director on our Board of Directors from November 1993 to March 31, 2000, when he resigned as President and Director. On June 1, 2000, Mr. Caster became a consultant to Mannatech to provide consulting services, as a Global Vision Architect. Mr. Caster's main responsibility is to focus on our Associates' needs and to increase our Associate base. Mr. Caster was appointed as a Director to our Board of Directors on August 2, 2000. In 1999, Mr. Caster co-founded Manna-Relief, a non-profit international ministry formed to help supply food supplements to at-risk children by working with other ministries, non-profit organizations and missionaries throughout the world.

     Charles E. Fioretti, age 54, is one of our founders and served as our Chairman of the Board and Chief Executive Officer from May 1997 to March 31, 2000. On March 31, 2000, Mr. Fioretti resigned as our Chief Executive Officer but continued to serve as our Chairman of our Board of Directors. Mr. Fioretti has served on our Board of Directors since November 1993. His current term as Director expires on June 5, 2001. Mr. Fioretti also served as our Chief Operating Officer from November 1993 to July 1996. In July 1996, Mr. Fioretti resigned as our Chief Operating Officer. From June 1990 to April 1995, Mr. Fioretti was an owner and operator of several Outback Steakhouse, Inc. restaurants located in Arizona, Indiana and Kentucky.

     Jules Zimmerman, age 66, has served as one of our independent directors since June 2000. Mr. Zimmerman served as President and Chief Executive Officer of Hickok Associates Inc., a financial consulting firm from 1991 until he retired in December 1996. From 1976 to 1988, Mr. Zimmerman served as a senior officer at Avon Products Inc., a multinational manufacturer and distributor of cosmetics, toiletries, jewelry, chemicals and clothing and served as their Chief Financial Officer from 1985 to 1988. Mr. Zimmerman received a B.B.A. degree in Accounting from Hofstra University and is a Certified Public Accountant. In addition, Mr. Zimmerman is a Director for the Associated Blind.

PROPOSAL 2--RATIFICATION OF INDEPENDENT ACCOUNTANTS

   The appointment of our independent accountants is made annually by our Board of Directors. The decision is based on the recommendation from our Audit Committee, which reviews both the audit scope and estimated audit fees. Our Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent accountants for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has served as our independent accountants and audits our consolidated financial statements and provides certain tax and consulting services beginning since the fiscal year ended December 31, 1997 through the fiscal year ended December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to attend our annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate questions by our shareholders.

   Our Board of Directors recommends a vote FOR the ratification of the reappointment of PricewaterhouseCoopers LLP as Mannatech's independent accountants for the fiscal year ending December 31, 2001.

                    Fees paid to the Independent Accountants

 Audit fees

   The estimated aggregate fees billed to us and to be billed by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of our annual consolidated financial statements for the year ended December 31, 2000 and for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for fiscal year 2000 were $112,000.

 Financial information systems design and Implementation fees

   Our independent accountants did not render any professional services to us in fiscal year 2000 with respect to any financial information systems design and implementation.

 All other fees

   The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to Mannatech in fiscal year 2000, other than the services described above under "Audit fees" totaled $494,000. These fees related primarily to services in connection with corporate tax consulting of $236,000, setting up overseas operations of $238,000 and other consulting services of $20,000.

                        DIRECTORS AND EXECUTIVE OFFICERS

   Our Executive Officers and Directors and their ages as of April 9, 2001 are as follows:

            Name            Age                     Position
            ----            ---                     --------
 Charles E. Fioretti.......  54 Chairman of the Board
 Robert M. Henry...........  54 Chief Executive Officer and Director
 Terry L. Persinger........  56 President, Chief Operating Officer, Corporate
                                Secretary and Director
 Stephen D. Fenstermacher..  48 Senior Vice President of Accounting and Chief
                                Financial Officer
 Deanne Varner.............  48 Senior Vice President of Compliance and General
                                Counsel
 Bill H. McAnalley, Ph.D...  56 Senior Vice President of Research and Product
                                Development and Chief Scientific Officer
 Patrick D. Cobb...........  48 Executive Vice President of International
                                Finance
 Brad G. Wayment...........  35 Senior Vice President of Marketing
 Cynthia L. Tysinger.......  43 Vice President and Chief Information Officer
 C. Armando Contreras......  45 President of International Operations
 Steven A. Barker, Ph.D....  51 Director
 Roger E. Beutner..........  70 Director
 Anthony E. Canale*........  48 Director
 Samuel L. Caster..........  50 Director
 James M. Doyle, Jr........  56 Director
 Jules Zimmerman...........  66 Director

--------
* On April 11, 2001, Mr. Canale informed Mannatech of his intent to resign from our Board of Directors effective as of June 4, 2001.

   The following biographical information about our Directors and Officers is in alphabetical order:

   Steven A. Barker Ph.D. has served as one of our independent Directors since January 1998. His current term as Director expires in 2002. Dr. Barker has been a full professor of Physiology, Pharmacology and Toxicology at Louisiana State University since April 1990. Dr. Barker received a B.S. degree and a M.S. degree in Chemistry and his Ph.D. in Chemistry/Neurochemistry from the University of Alabama-Birmingham.

   Roger E. Beutner was appointed to serve as one of our independent Directors in November 2000. His term as Director expires on June 5, 2001. Mr. Beutner worked at Amway Corporation, a network-marketing multinational distributor, from 1970 until retiring in 1995. Mr. Beutner held several management positions at Amway, including Senior Vice President of Operations. Since 1995, Mr. Beutner has worked as a consultant for various companies. Mr. Beutner received a B.S. degree in Mechanical Engineering at Stevens Institute of Technology and a B.S. degree in Industrial Engineering at New York University. Mr. Beutner also holds a M.B.A. degree in Management from Georgia State University and is a licensed Professional Engineer in the State of Missouri. He currently serves as Chairman of the Michigan Information Technology Network, a non-profit organization.

   Anthony E. Canale joined Mannatech in January 1997 and until October 1999, served as our Chief Operating Officer. From October 1999 to February 28, 2001, Mr. Canale served as our Chief Operating Officer of International Operations. On February 28, 2001, Mr. Canale resigned as our Chief Operating Officer of International Operations but continued to serve on our Board of Directors. Mr. Canale has served as a Director since October 1999. His term as Director expires in 2003; however, on April 11, 2001, Mr. Canale notified our Board of Directors of his intent to resign from our Board of Directors effective, June 4, 2001. From February 1993 to October 1996, Mr. Canale served as President of Canale and Associates, an Outback Steakhouse, Inc. joint venture partnership. Mr. Canale received a B.S. degree in Management from the American International College in Springfield, Massachusetts.

   Samuel L. Caster is one of our founders and served as our President and as a Director on our Board of Directors from November 1993 to March 31, 2000, when he resigned as President and Director. On June 1, 2000, Mr. Caster became a consultant to Mannatech to provide consulting services, as a Global Vision Architect. Mr. Caster's main responsibility is to focus on our Associates' needs and to increase our Associate base. Mr. Caster was appointed as a Director to our Board of Directors on August 2, 2000. His term as Director expires on June 5, 2001. In 1999, Mr. Caster co-founded Manna-Relief, a non-profit international ministry formed to help supply food supplements to at-risk children by working with other ministries, non-profit organizations and missionaries throughout the world.

   Patrick D. Cobb joined Mannatech in August 1994 and served as our Chief Financial Officer and Executive Vice President until October 1999. In October 1999, Mr. Cobb resigned as our Chief Financial Officer and began to serve as our Executive Vice President of International Finance. Mr. Cobb served as a Director on our Board of Directors from November 1997 to November 1999. Mr. Cobb also served as our Corporate Secretary from February 1997 to November 1999. Mr. Cobb received a B.S. degree in Finance from the University of Oklahoma and is a Certified Public Accountant.

   C. Armando Contreras joined Mannatech in February 2001 to serve as our President of International Operations. From July 1998 to February 2001, Mr. Contreras served as the Vice President, International of Unicity Network, formerly Enrich International, a network marketing company that sells nutritional supplements and personal care products. From April 1997 to June 1998, Mr. Contreras served as General Manager of Shaklee Argentina and as the Director of Market Development International for Shaklee Corporation--Latin America, Asia and South Pacific regions. Shaklee Corporation is a manufacturer of vitamins, nutritional food supplements, herbal remedies, personal care, cosmetics and household products. From July 1992 to March 1997, Mr. Contreras served as the General Manager of Nature's Sunshine Products of Columbia, Venezuela, the United Kingdom and Ireland and from January 1997 to March 1997 served as their Director International Products. Nature's Sunshine Products, Inc. is a manufacturer of nutritional, herb-based natural food and personal care products. Mr. Contreras received a B.S. degree in Economics and a M.B.A. degree with emphasis in International Marketing and Finance from Brigham Young University.

   James M. Doyle, Jr. has served as one of our independent Directors since October 1999. His current term as Director expires in 2002. In 1975, Mr. Doyle joined Matthews & Branscomb, P.C., a law firm, located in San Antonio, Texas where he is currently a shareholder. Mr. Doyle practices in the area of business transactions, mergers and acquisitions, and corporate law. Mr. Doyle is a Fellow of the Texas Bar Foundation and a Director of the San Antonio Sports Foundation and the San Antonio Bowl Association. Mr. Doyle received a B.A. degree in History from the University of the South in Sewanee, Tennessee and a J.D. from Vanderbilt University.

   Stephen D. Fenstermacher joined Mannatech in November 1998 to serve as our Vice President of Accounting and Controller. In October 1999, Mr. Fenstermacher was promoted to Senior Vice President and Chief Financial Officer. From January 1998 to October 1998, Mr. Fenstermacher was a consultant for Kibel, Green, Issa, Inc., a crisis management firm specializing in turnaround strategy and execution consulting. From April 1995 to October 1997, Mr. Fenstermacher served as Executive Vice President and Chief Financial Officer for The Johnny Rockets Group, Inc. From May 1994 to April 1995, Mr. Fenstermacher served as Vice President for Brinker International, Inc., an international restaurant chain. Mr. Fenstermacher received a B.A. degree in Government with minors in Life Sciences and Classical Music from the University of Notre Dame and a M.B.A. degree in Finance and Accounting from the University of Pittsburgh.

   Charles E. Fioretti is one of our founders and served as our Chairman of the Board and Chief Executive Officer from May 1997 to March 31, 2000. On March 31, 2000, Mr. Fioretti resigned as our Chief Executive Officer but continued to serve as our Chairman of our Board of Directors. Mr. Fioretti has served on our Board of Directors since November 1993. His current term as Director expires on June 5, 2001. Mr. Fioretti also served as our Chief Operating Officer from November 1993 to July 1996. In July 1996, Mr. Fioretti resigned as our Chief Operating Officer. From June 1990 to April 1995, Mr. Fioretti was an owner and operator of several Outback Steakhouse, Inc. restaurants located in Arizona, Indiana and Kentucky.

   Robert M. Henry joined Mannatech in April 2000 to serve as our Chief Executive Officer. Mr. Henry was appointed to our Board of Directors in May 2000. His current term as Director expires in 2003. From 1995 to August 1998, Mr. Henry served as the Chief Operating Officer and Vice President of Operations and Systems for the Hosiery Corp. of America, which is a manufacturer and distributor of pantyhose and other women's intimate apparel. From 1990 to 1995, Mr. Henry served as Chief Operating Officer, Chief Financial Officer and Vice Chairman for McCaffrey and McCall Partners, which is a full-service advertising agency. Mr. Henry received a B.S. degree in Accounting from Hunter College in New York and a J.D. from Brooklyn Law School. Mr. Henry has been a member of the New York State Bar since 1975. Mr. Henry serves as a Director of Purity Products Inc.

   Bill H. McAnalley, Ph.D. joined Mannatech in July 1996 to serve as our Senior Vice President of Research and Product Development. In December 1997, he began to serve as our Chief Scientific Officer. From March 1995 to July 1996, he was a consultant to Mannatech. From March 1987 to February 1995, Dr. McAnalley served as Vice President of Research and Product Development at Carrington Laboratories, Inc., a pharmaceutical research, development and manufacturing company. Dr. McAnalley received a B.S. degree in Math from Angelo State University, a Master of Science degree in Chemistry and Biology from New Mexico Highlands University and his Ph.D. in Pharmacology and Toxicology from the University of Texas Health Science Center in Dallas, Texas.

   Terry L. Persinger joined Mannatech in November 1999 to serve as our Executive Vice President, Chief Operating Officer and Corporate Secretary. Mr. Persinger has served as a Director on our Board of Directors since November 1999. In May 2000, Mr. Persinger began serving as our President. His current term as Director expires in 2002. From 1968 to August 1999, Mr. Persinger worked at Goodyear Tire & Rubber Company, an international manufacturer of tires and rubber products and from January 1995 to August 1999 served as their Vice President and General Manager of Engineered Products. Mr. Persinger received a B.S. degree in Chemical Engineering from the University of Cincinnati and is a graduate of the PMD management program at Harvard University.

   Cynthia L. Tysinger joined Mannatech in November 2000 to serve as our Vice President and Chief Information Officer. From May 1997 to October 2000, Ms. Tysinger served as the Director of Engineering Services for Technology Concepts & Design, Inc., a design, development, database management and engineering company. While employed by Technology Concepts & Design, Inc., Ms. Tysinger was a consultant to Mannatech and one of the lead system designers for our website, www.GlycoScience.com. From July 1992 to May 1997, Ms. Tysinger serve as the Program Control Manger for GTE Information Systems Division. As a result of becoming an executive officer, Ms. Tysinger transferred her Associate position held in our Global downline systems, to her father.

   Deanne Varner joined Mannatech in January 1996 and has served as our General Counsel and Senior Vice President of Compliance since May 1996. From 1986 to January 1996, Ms. Varner maintained a law practice in Dallas, Texas focusing on business law and related transactions. Ms. Varner has over 20 years of experience in business, corporate and transactional law. Ms. Varner received a B.A. degree in Social Sciences and a J.D. from Southern Methodist University.

   Brad G. Wayment joined Mannatech in November 1999 to serve as our Vice President of Marketing until November 2000. In November 2000, Mr. Wayment was promoted to Senior Vice President of Marketing. From June 1998 to October 1999, Mr. Wayment served as Vice President of Marketing at New Vision International, a network marketing company involved in the distribution and sales of nutritional and personal care products. From November 1996 to June 1998, Mr. Wayment served as Business Development/Product Marketing Manager with Novell Inc., a network and Internet directory software and services company. From November 1989 to November 1996, Mr. Wayment served as Product Management Team Leader of Marketing/Product Development at Nu Skin Enterprises, Inc., a direct selling company involved in the distribution and sales of nutritional and personal products. Mr. Wayment received a B.A. degree in Spanish with a minor in Organization Behavior and a M.B.A. degree in Marketing and Finance from Brigham Young University.

   Jules Zimmerman has served as one of our independent Directors since June 2000. His term as Director expires on June 5, 2001. Mr. Zimmerman served as President and Chief Executive Officer of Hickok Associates Inc., a financial consulting firm from 1991 until he retired in December 1996. From 1976 to 1988, Mr. Zimmerman served as a senior officer at Avon Products Inc., a multinational manufacturer and distributor of cosmetics, toiletries, jewelry, chemicals and clothing and served as their Chief Financial Officer from 1985 to 1988. Mr. Zimmerman received a B.B.A. degree in Accounting from Hofstra University and is a Certified Public Accountant. In addition, Mr. Zimmerman is a Director for the Associated Blind.

Classes of our Board of Directors

   Our Board of Directors is divided into three classes that serve staggered three-year terms expiring on the day of our annual shareholders meeting as follows:

                   Class                  Expiration        Board Members
                   -----                  ----------        -------------
   Class I...............................    2003    Canale*, Henry, Beutner
   Class II..............................    2001    Fioretti, Zimmerman, Caster
   Class III.............................    2002    Barker, Persinger, Doyle

   *On April 11, 2001, Mr. Canale notified our Board of Directors of his intent to resign from our Board of Directors, effective June 4, 2001.

   During fiscal year 2000, our Board of Directors had seven regular meetings and three special meetings. All of the Directors attended at least 75% of the meetings during fiscal year 2000.

Committees of our Board of Directors

   Our Board of Directors has four committees each composed solely of our four independent Directors: Messrs. Barker, Beutner, Doyle and Zimmerman. The committees and their function are as follows:

  . The Audit Committee is responsible with reviewing our annual audit and meeting with our independent accountants to review our internal controls and financial management practices. The Audit Committee held one meeting during fiscal year 2000.

  . The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for our executive officers. The Compensation Committee held one meeting during fiscal year 2000.

  . The Option Committee has the authority to determine the terms and conditions of each option to be issued under our stock option plans and is responsible for administration of each such plan. The Option Committee held one meeting during fiscal year 2000.

  . The Nominating Committee has the responsibility to recommend nominees to our Board of Directors and Executive Officers. The Nominating Committee also reviews and recommends to our Board of Directors any additional nominations to our Board of Directors, by a shareholder who has submitted a written nomination to our General Counsel of Mannatech within 30 days but not more than 60 days before our annual meeting. The Nominating Committee held one meeting during fiscal year 2000.

   In addition, Mannatech also maintains an Executive Operating Committee comprised of eight of our Executive Officers. The Executive Operating Committee has the authority to make specific recommendations and render advice to our Board of Directors on various matters regarding operations. The eight members include our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and five other Executive and Senior Vice Presidents.

Director compensation

   All of our independent Directors: Messrs. Barker, Beutner, Doyle and Zimmerman receive an annual fee of $30,000 for serving on our Board of Directors. As of March 1, 2001, Mr. Canale will receive a monthly sum of $2,500. In addition, all of our Directors are reimbursed for their reasonable out-of-pocket expenses in connection with their travel to, and attendance at, meetings of our Board of Directors or its committees. On August 23, 2000, Mannatech granted stock options to purchase: 50,000 shares of our common stock to each of Messrs. Barker, Doyle and Zimmerman, respectively, 275,000 shares to Mr. Robert M. Henry, 250,000 shares to Mr. Terry L. Persinger, and 50,000 shares to Mr. Anthony E. Canale. All of these options are exercisable at an exercise price of $2.63 per share, which was the approximate fair value of our common stock on that date. Mr. Canale's options were canceled on March 28, 2001. On March 1, 2001, Mr. Canale was granted 213,333 stock warrants with exercise prices ranging from $1.75 to $4.00 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of common stock and other equity securities. Such persons are required by the Securities and Exchange Commission's regulations to furnish Mannatech with copies of all Section 16(a) reports they file.

   Based solely upon a review of the copies of such reports or written representations that no other reports were required, Mannatech believes that during the fiscal year ended December 31, 2000, its Executive Officers, Directors and greater than 10% beneficial owners complied with all applicable
Section 16(a) filing requirements, except for Cindy Tysinger, the Chief Information Officer, who did not timely file the required Form 4 as a result of being granted stock options in November 2000.

   Mannatech sends monthly reporting reminders to each of its Executive Officers, Directors and 10% beneficial owners to remind them of their Section 16(a) reporting requirements.

                             EXECUTIVE COMPENSATION

   The following table summarizes the compensation paid to or earned for each of the three years ended December 31, 2000, by each person who served as our Chief Executive Officer during 2000 and the next four most highly compensated Executive Officers, who were serving as Executive Officers at the end of 2000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                                    Long-term
                                                                   compensation
                                                                   ------------
                                                                    number of
                                    Annual                            shares
                                 compensation         Other         underlying
   Name and principal          -----------------     annual          options
        position          Year  Salary   Bonus   compensation(1)     granted
   ------------------     ---- -------- -------- ---------------   ------------
Charles E. Fioretti(2)... 2000 $588,462 $    --    $      700(3)         --
 Chairman of the Board    1999  600,000  158,517      112,593(4)         --
                          1998  433,517  750,000        9,044(5)         --

Robert M. Henry(6)....... 2000 $262,500 $    --    $   43,843(7)     275,000
 Chief Executive Officer  1999      --       --           --             --
                          1998      --       --           --             --

Terry L. Persinger(8).... 2000 $294,231  $ ----    $   91,268(9)     250,000
 President, Chief
  Operating Officer       1999   46,154    8,498          --             --
 and Corporate Secretary  1998      --       --           --             --

Anthony E. Canale........ 2000 $294,231 $    --    $   11,860(10)     50,000
 Executive Vice President
  and Chief               1999  300,000   64,759    1,388,131(11)        --
 Operating Officer of
  International until     1998  287,500  326,293       11,925(12)    250,000
 February 28, 2001

Patrick D. Cobb(13)...... 2000 $294,231 $    --    $   12,887(14)     20,000
 Executive Vice President
  of                      1999  300,000   51,990    1,166,514(15)        --
 International Finance    1998  245,055  250,000        2,077        100,000

Deanne Varner............ 2000 $270,136 $    --    $   10,991(16)     50,000
 Senior Vice President of 1999  261,539   58,032    1,380,550(17)        --
 Compliance and General
  Counsel                 1998  225,275  323,793        1,644        228,000

--------
(1) Includes Mannatech's matching contribution to the 401(k) plan, paid to Executive Officers except for Mr. Fioretti and Mr. Persinger.
(2) Mr. Fioretti served as our Chief Executive Officer from May 1, 1997 until his resignation on March 31, 2000.
(3) Represents the difference in selling price of the stock sold by Mr. Fioretti to an affiliate and the fair market value of the stock at the time of sale.
(4) Represents the value of two of our vehicles transferred to Mr. Fioretti in 1999.
(5) Represents the amounts paid to Mr. Fioretti under his incentive compensation agreement.
(6) Mr. Henry became our Chief Executive Officer on April 1, 2000.
(7) Represents $2,625 for the 401(k) Plan matching contribution, $34,929 for temporary living expenses and $6,289 auto allowance paid to Mr. Henry.
(8) Mr. Persinger became our President on May 5, 2000.
(9) Represents $80,364 for relocation and temporary living expenses and $10,904 auto allowance paid to Mr. Persinger.
(10) Represents $2,603 for the 401(k) Plan matching contribution and $9,257 auto allowance paid to Mr. Canale.
(11) Represents $2,603 for the 401(k) Plan matching contribution, $10,840 auto allowance paid to Mr. Canale and $1,374,680 for the noncash compensation value for his stock options sold.

(12) Represents the amount paid to Mr. Canale for costs of relocation.
(13) Mr. Cobb served as Chief Financial Officer until October 1999.
(14) Represents $2,603 for the 401(k) Plan matching contribution and $10,284 auto allowance paid to Mr. Cobb.
(15) Represents $2,786 auto allowance, $2,603 for the 401(k) Plan matching contribution paid to Mr. Cobb and $1,160,125 for the noncash compensation value for his stock options sold.
(16) Represents $1,650 for the 401(k) Plan matching contribution and $9,341 auto allowance paid to Ms. Varner.
(17) Represents $1,650 for the 401(k) Plan matching contribution, $4,212 auto allowance paid to Ms. Varner and $1,374,688 for the noncash compensation value for her stock options sold.

Stock options grants in the last fiscal year

   The following table provides information on options granted to our Named Executive Officers during the fiscal year ended December 31, 2000:

                                                                      Potential realizable
                                                                        value at assumed
                         Number of                                    annual rates of stock
                           shares    Percent of   Exercise             price appreciation
                         underlying total options or base              for option term(2)
                           options   granted to     price  Expiration ---------------------
          Name           granted(1)   employees    ($/Sh)     date        5%        10%
          ----           ---------- ------------- -------- ---------- ---------- ----------
Robert M. Henry.........  275,000       16.3%      $2.63    8/23/10   $1,178,098 $1,875,924
Terry L. Persinger......  250,000       14.8%      $2.63    8/23/10   $1,070,998 $1,705,386
Anthony E. Canale(3)....   50,000        3.0%      $2.63    8/23/10   $  214,200 $  341,077
Patrick D. Cobb.........   20,000        1.1%      $2.63    8/23/10   $   85,680 $  136,431
Deanne Varner...........   50,000        3.0%      $2.63    8/23/10   $  214,200 $  341,077

--------
(1) Options granted become exercisable beginning August 23, 2001, the first anniversary of the date of grant.
(2) The 5% and 10% assumed annual compound rates of stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Mannatech's estimate or projection of future prices of our common stock. The actual value realized may be greater or less than the potential realizable value set forth in the table.
(3) As a result of resigning from Mannatech on February 28, 2001, all of Mr. Canale's 450,000 unexercised options expired on March 28, 2001. On March 1, 2001, Mannatech granted Mr. Canale 213,333 stock warrants, exercisable at an exercise prices of $1.75 to $4.00 per share and expiring on March 1, 2008.

Stock options exercised in the last fiscal year

   The following table sets forth certain information concerning the exercise of stock options held by our Named Executive Officers during the fiscal year ended December 31, 2000:

   Aggregated option exercises in last fiscal year and fiscal year-end option values

                                                      Number of shares underlying    Value of unexercised
                                                         unexercised options at     in-the-money options at
                                                            fiscal year-end             fiscal year-end
                                                      ---------------------------- -------------------------
                         Shares acquired    Value
          Name           on exercise (#) realized ($) Exercisable(1) Unexercisable Exercisable Unexercisable
          ----           --------------- ------------ -------------- ------------- ----------- -------------
Robert M. Henry.........       --            $--             --         275,000       $--          $--
Terry L. Persinger......       --            $--             --         250,000       $--          $--
Anthony E. Canale(2)....       --            $--         400,000         50,000       $--          $--
Patrick D. Cobb.........       --            $--         100,000         20,000       $--          $--
Deanne Varner...........       --            $--         281,926         50,000       $--          $--

--------
(1) 250,000 shares of Mr. Canale's, 100,000 shares of Mr. Cobb's and 228,000 shares of Ms. Varner's stock options are exercisable at $8.00 per share and were considered out-of-the-money for the above value calculation. The remaining 150,000 shares of Mr. Canale's stock options and 53,926 shares of

   Ms. Varner's stock options are exercisable at $1.35 per share and were also considered out-of-the-money for the above calculation.
(2) As a result of resigning from Mannatech on February 28, 2001, all of Mr. Canale's 450,000 unexercised options expired on March 28, 2001. On March 1, 2001, Mannatech granted Mr. Canale 213,333 stock warrants, exercisable at exercise prices of $1.75 to $4.00 per share and expiring on March 1, 2008.

Executive employment agreements

   Mannatech has employment agreements with Patrick D. Cobb, Bill H. McAnalley and Deanne Varner. These agreements expire in September 2003 but will extend automatically for one additional year unless both parties agree to terminate the contract before the end of any term. In November 1999, Mannatech entered into an employment agreement with Terry L. Persinger, which expires in October 2002. On April 1, 2000, Mannatech signed a three-year employment agreement with Robert M. Henry. In addition, in September 2000, Mannatech signed a new employment agreement with Charles E. Fioretti that replaced his original five-year employment agreement. The new employment agreement changed his duties and extended his employment from September 2003 to August 2004. All of these employment agreements provide for a current base salary, bonus compensation based upon the management bonus plan, the right to receive stock options and certain confidentiality and non-compete clauses. If Mannatech terminates any of these agreements for any reason other than reasons specified in the agreements, the officer is entitled to receive an amount equal to the sum of all salary and bonus that would have been paid during the remainder of their employment agreement.

   Mannatech had a five-year employment agreement with Anthony E. Canale that was to expire in September 2003. On December 29, 2000, Mannatech terminated his employment agreement and entered into a separation agreement with Mr. Canale. Under the terms of the agreement, Mr. Canale agreed to continue as a Director on our Board of Directors, but resigned as our Chief Operating Officer of International Operations. On February 28, 2001. Mannatech agreed to pay Mr. Canale $400,000 on March 1, 2001, $250,000 on February 28, 2002 and $250,000 on February 28, 2003. Mannatech also agreed to pay his lease payments for his car and for any future consulting provided to Mannatech. In connection with his resignation, Mannatech agreed to grant Mr. Canale 213,333 stock warrants on March 1, 2001 at exercise prices ranging from $1.75 to $4.00 per share. The warrants are exercisable beginning on March 1, 2001 through February 28, 2008.

Management bonus plan

   Our Executive Officers and some other members of corporate management are eligible to receive bonuses in addition to their base salaries. Our Compensation Committee is responsible for reviewing and approving bonuses for these officers. Our Compensation Committee approved the 2001 management bonus plan that pays our Executive Officers a bonus for the attainment of certain consolidated financial results, which are certified by our independent accountants. Any earned bonuses will be paid March of the following year.

Compensation Committee interlocks and insider participation

   Our Compensation Committee is responsible for decisions regarding compensation of our Executive Officers. The Compensation Committee is composed of our four independent directors, Messrs. Barker, Beutner, Doyle and Zimmerman. None of the members of our Compensation Committee has ever been an officer or employee of Mannatech.

Compensation Committee Report to our Board of Directors

   The Compensation Committee Report discusses the executive compensation policies and the basis for the compensation paid to our Executive Officers, including our current Chief Executive Officer, Robert M. Henry, and former Chief Executive Officer, Charles E. Fioretti, during the fiscal year ended December 31, 2000.

   Compensation policy. Mannatech's policy with respect to executive compensation has been designed to:

  . adequately and fairly compensate our Executive Officers in relation to their responsibilities, capabilities and contributions to Mannatech and in a manner that is commensurate with compensation paid by similarly-sized company or companies within our industry; and

  . reward our Executive Officers for the achievement of short-term operating goals and for the enhancement of Mannatech's long-term value.

   Components of compensation. The primary components of compensation paid to our Executive Officers and the relationship of such components of compensation to Mannatech's performance are discussed below:

  (a) Base salary. At the beginning of each new fiscal year our Compensation Committee will review the base salaries of our Executive Officers to ensure the salaries are correctly based upon a number of factors. These factors include Mannatech's performance (to the extent such performance can fairly be attributed or related to each Executive Officer's performance), as well as the nature of each Executive Officer's responsibilities, capabilities, loyalties and contributions. Our Compensation Committee believes that base salaries for our Executive Officers have been reasonable in relation to the size and performance in comparison with the compensation paid by similarly-sized companies or companies within the same industry.

  (b) Bonus. Mannatech's Executive Officers are eligible to participate in the management bonus plan. The bonus plan is based upon Mannatech achieving various audited consolidated pre-tax income levels. Bonuses earned by our Executive Officers will be reviewed and approved by our Compensation Committee and paid in March of the following year.

  (c) Other annual compensation. Mannatech maintains certain other plans and arrangements for the benefit of our Executive Officers and other management, including participation in the 401(k) plan, use of a company vehicle and health, life, automobile and long-term disability insurance. All of our Vice Presidents are paid monthly auto allowances of $500.00. In addition, Senior or Executive Vice Presidents and above are either paid an auto allowance or awarded the use of a vehicle leased by Mannatech. Mannatech believes these benefits are reasonable in relation to the executive compensation practices of other similarly-sized companies or companies within the same industry.

  (d) Long-term compensation. Mannatech maintains stock option plans to reward certain members of management for the attainment of certain goals or events. The stock option grants are reviewed and approved by our Option and Compensation Committees. Mannatech believes these long-term compensation arrangements are reasonable in relation to the executive compensation practices of other similarly-sized companies or companies within the same industry.

2000 Chief Executive Officers compensation

   As previously described, our Compensation Committee considered several factors in determining our Chief Executive Officer's compensation package, with the primary factors being our financial performance and the competitive compensation paid to other executive officers of similarly-sized companies or companies within the same industry. Specific actions taken by our Compensation Committee regarding Mr. Charles Fioretti's and Mr. Henry's compensation paid in 2000 are summarized below:

 Mr. Charles E. Fioretti:

  (a) Base salary. As with our Executive Officers, Mr. Charles Fioretti's salary was based on a number of factors. These factors include the overall performance of Mannatech and our consolidated financial results, as well as the nature of his responsibilities, capabilities, loyalties and contributions to Mannatech. For fiscal year 2000, Mr. Fioretti's salary was $600,000 per annum.

  (b) Bonus. Our Chief Executive Officer is allowed to participate in the management bonus plan. Mannatech's bonus plan is based upon the attainment of certain financial levels. No bonus was paid to Mr. Fioretti for the fiscal year 2000.

  (c) Other annual compensation. Our Chief Executive Officer as well as all of our other Executive Officers may participate in Mannatech's 401(k) plan.

 Mr. Robert M. Henry:

  (a) Base salary. As with our other Executive Officers, Mr. Henry's salary was based on a number of factors. These factors include the overall performance of Mannatech and our consolidated financial results, as well as the nature of his responsibilities, capabilities, loyalties and contributions to Mannatech. For fiscal year 2000, Mr. Henry's salary was $350,000 per annum.

  (b) Bonus. Our Chief Executive Officer is allowed to participate in the management bonus plan. Mannatech's bonus plan is based upon the attainment of certain financial levels. No bonus was paid to Mr. Henry for fiscal year 2000.

  (c) Other annual compensation. Our Chief Executive Officer as well as all of our other Executive Officers may participate in Mannatech's 401(k) plan.

   $1 million pay deductibility cap. Under Section 162(m) of the United States Internal Revenue Code, public companies are precluded from receiving a tax deduction on compensation paid to Executive Officers in excess of $1 million, unless the compensation is excluded from the $1 million limit as a result of being classified as performance-based. At this time, none of our Executive Officers' cash compensation levels exceeded the $1 million pay limit and we do not anticipate exceeding this limit in the near future. Nonetheless, our Compensation Committee intends to periodically review our Executive Officers' compensation in light of this regulation.

   Conclusion. Our Compensation Committee believes the concepts discussed above further the shareholders' interests and that officer compensation encourages responsible management of Mannatech. Our Compensation Committee regularly considers the effect of executive compensation on shareholder interests. These factors, reports from our Executive Operating Committee and discussions with, and information compiled by, various independent consultants retained by Mannatech is used in determining our Executive Officers' compensation.

                                     The Compensation Committee
                                          Stephen A. Barker Ph. D.
                                          Roger E. Beutner
                                          James M. Doyle Jr.
                                          Jules Zimmerman

Stock option plans

   The 1997 Stock Option Plan was adopted by our Board of Directors and approved by our shareholders on May 14, 1997. The 1998 Incentive Stock Option Plan was adopted by our Board of Directors and approved by our shareholders on April 8, 1998 and amended on September 4, 1998 to increase the number of shares reserved for issuance from 500,000 to 1,000,000 shares. The 2000 Stock Option Plan was adopted by our Board of Directors and approved by our shareholders on June 19, 2000. All stock option plans are intended to encourage investment by, our officers, employees, non-employee directors and consultants in shares of our common stock so that they will have an increased interest in, and greater concern for, the welfare of Mannatech.

   Options granted under our 1997 and 2000 stock option plans may either be incentive stock options or options that do not qualify for treatment as incentive stock options under Section 422 of the United States Internal Revenue Code of 1986. Options granted under our 1998 Incentive Stock Option Plan may only be granted to our Directors and employees.

   Incentive stock options may be granted under our stock option plans to any person who is an employee (including Directors) or any parent or subsidiary that may exist in the future. The exercise price of incentive stock options must equal at least the fair market value of a share of our common stock on the date of grant.

   The following table sets forth information regarding our stock option plans as of April 9, 2001:

                         Stock Option Plan Information

                                                                                  # of
                                        # of options                             shares
                                # of    granted less    Weighted      Vested    available
                               shares     canceled      average         and        for
                             authorized   options    exercise price exercisable   grant
                             ---------- ------------ -------------- ----------- ---------
   1997 Stock Option Plan..  2,000,000   1,478,400       $2.07        503,852    521,600
   1998 Incentive Stock
    Option Plan............  1,000,000     884,500       $7.90        538,833    115,500
   2000 Stock Option Plan..  2,000,000   1,623,000       $2.60            --     377,000

   Our Option Committee has full and final authority in its discretion, subject to the stock option plans' provisions, to determine, among other things:

  .  the individuals to whom options shall be granted;

  . whether the option granted shall be an incentive stock option or a non-qualified stock option;

  .  the number of shares of common stock covered by each option;

  .  the time or times at which options will be granted;

  .  the option vesting schedule;

  .  the exercise price of the option;

  .  the duration of the options granted;

  . to prescribe, amend and rescind rules and regulations relating to our stock option plans;

  . accelerate or defer (with the consent of the optionee) the exercise date of any option; and

  . authorize any person to execute on Mannatech's behalf any instrument required to effectuate the grant of an option previously granted by our Board of Directors.

   Our Option Committee, consisting of our four independent directors, Messrs. Barker, Beutner, Doyle and Zimmerman, has the power to decide upon and make rules that control our stock option plans and take all other actions necessary for the proper administration of our stock option plans. Our stock option plans may be changed or canceled by our Board of Directors at any time without the approval of our shareholders, with a few exceptions. However, our Board of Directors may not take action that affects options previously granted under our stock option plans.

401(k) Plan

   On May 9, 1997, Mannatech adopted a 401(k) Pre-tax Savings Plan. All employees who have been employed by Mannatech for at least 90 days at the beginning of a quarter and are at least 21 years of age are eligible to participate in the Plan. Employees may contribute up to a maximum of 20.0% of their current compensation to the 401(k) Plan, which is the statutorily prescribed annual limit. Mannatech will make regular matching contributions to the 401(k) Plan in the amount of $0.25 for each $1.00 contributed by a participating employee, up to 6.0% of a participating employee's annual compensation, including overtime. The 401(k) Plan also provides that Mannatech can make profit-sharing contributions to the plan each year based upon its profit. Employee contributions and our matching contributions are paid to a corporate trustee and invested as directed by the participating employee. Mannatech's contribution in the 401(k) Plan vests over five years or earlier if the participating employee retires at age 65, becomes disabled or dies. Payments to participating employees may also be made in the case of a financial hardship. Payments may be made in a lump sum. The 401(k) Plan is intended to qualify under Section 401 of the United States Internal Revenue Code of 1986, so that contributions made by employees or by Mannatech to the 401(k) Plan, and income earned on these contributions, are not taxable to our employees until withdrawn from the 401(k) Plan.

                               Performance Graph

   The graph below depicts our common stock price as an index, assuming $100.00 was invested on February 16, 1999, the date of our initial public offering, along with the composite prices of companies listed in the S&P Midcap Index and our peer group. Our financial printer, R.R. Donnelley Financial Printers has provided us with this information. The comparisons in the graph are required by regulations of the Securities and Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of our common stock. The publicly-traded companies in our peer group are Twinlab Corp., Weider Nutrition International, Inc., Nature's Sunshine Products, Inc., Reliv International, Inc. and Nu Skin Enterprises Inc.


                              [GRAPH APPEARS HERE]


* $100.00 invested on February 16, 1999 in stock or index including reinvestment of dividends for the fiscal years ending December 31, 1999 and 2000.

   Measurement period                Mannatech S&P Midcap Index Peer Group Index
   ------------------                --------- ---------------- ----------------
   February 16, 1999................  $100.00      $100.00          $100.00
   December 31, 1999................  $ 23.06      $125.97          $ 48.94
   December 31, 2000................  $  5.56      $148.02          $ 26.90

Audit Committee Report to our Board of Directors

   On February 22, 2001, our Board of Directors adopted a written charter including a statement of responsibilities for the Audit Committee, which is included as Appendix A to this proxy statement. Our Board of Directors believes that all four members of the Audit Committee are independent, as required by applicable listing standards of the Nasdaq National Stock Market.

   Mannatech's management is responsible for the preparation of the consolidated financial statements. The independent accountants are responsible for auditing our consolidated financial statements. The activities of our Audit Committee are in no way designed to supersede or alter those traditional responsibilities. Our Audit Committees' role does not provide any special assurances with regard to our consolidated financial statements, nor does it involve a professional evaluation of the quality of the audits performed by our independent accountants. Our Audit Committee has furnished our Board of Directors the following report:

   The Audit Committee has reviewed and discussed with management their consolidated audited financial statements of and for the year ended
December 31, 2000. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statements on Auditing Standards No. 61, "Communication with Audit Committees," as amended. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard
No. 1, "Independence Discussions with Audit Committees," as amended, and has discussed with the independent accountants, the firm's independence from management.

   Based on the review and discussions referred to above, the Audit Committee recommends to our Board of Directors that the year-end audited consolidated financial statements are to be included in Mannatech's Annual Report and the Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          The Audit Committee
                                           Stephen A. Baker Ph. D.
                                           Roger E. Beutner
                                           James M. Doyle, Jr.
                                           Jules Zimmerman

   The preceding reports from our Compensation Committee and from our Audit Committee and our stock performance graph are not incorporated by reference into any of Mannatech's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by Mannatech under those Acts, except to the extent that they specifically incorporate this information by reference.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of April 9, 2001, the number of shares of our common stock and the percentage of the outstanding shares of such class that are beneficially owned by (A) each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock, (B) each of our Directors and the Named Executive Officers, and (C) all of the current Executive Officers and Directors, as a group.

                                                 Beneficial Ownership(1)
                                           ------------------------------------
                                Number of   Warrants
                                  shares      and
      Name of Directors and     excluding    stock                 % of class
       Executive Officers        options   options(2)   Total    outstanding(3)
      ---------------------     ---------- ---------- ---------- --------------
   Samuel L. Caster...........   5,713,549      --     5,713,549      23.1%
    P.O. Box 1167
    Cedar Hill, Texas 75106

   Charles E. Fioretti........   4,664,066      --     4,664,066      18.9
    c/o Mannatech,
     Incorporated
    600 S. Royal Lane, Suite
     200
    Coppell, Texas 75019

   William C. Fioretti(4).....   1,396,205      --     1,396,205       5.6
    c/o Agritech Labs, Inc.
    6333 N. St. Highway 161,
     Suite 350
    Irving, Texas 75063

   Marlin Ray Robbins.........   1,266,204      --     1,266,204       5.1
    2201 Ingleside
    Grand Prairie, Texas 75050

   Patrick D. Cobb(5).........     238,313  100,000      338,313       1.4

   Deanne Varner..............      74,074  281,926      356,000       1.4

   Anthony E. Canale..........         --   213,333      213,333         *

   Stephen A. Barker, Ph. D...         --    16,667       16,667         *

   Robert M. Henry............      70,000      --        70,000         *

   Terry L. Persinger.........       1,000      --         1,000         *

   All 16 Executive Officers
    and Directors
    as a group................  11,099,664  902,851   11,933,515      46.8%

--------
*  Less than 1%

(1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.

(2) The Directors and Executive Officers have the right to acquire shares of our common stock shown in this column within 60 days through the exercise of stock options or warrants.

(3) Shares of our common stock which are not outstanding but the beneficial ownership of which can be acquired by a person upon exercise of an option or warrant within 60 days as of April 9, 2001 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person and by the group of Executive Officers and Directors. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(4) Includes 1,341,770 shares of our common stock held by the Fioretti Family Partnership, Ltd. of which William C. Fioretti is the general partner and his wife and trusts, for the benefit of their children, are the limited partners.

(5) Includes 10,000 shares held by trusts established for the benefit of Mr. Cobb's children and stepchildren.

   Mannatech is not aware of any arrangements, including any pledge of its common stock, the operation of which may at a subsequent date result in a change of control of Mannatech.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Agritech Labs, Inc.

   During 1996 and 1997, Mannatech made cash advances to Agritech Labs, Inc. and Agritech Technology, Ltd. totaling approximately $918,000. The Agritech companies were owned by individual partners of which over 90% of the Agritech companies were owned by Messrs. Charles E. Fioretti and Patrick D. Cobb, who are shareholders and Executive Officers of Mannatech and Messrs. Samuel L. Caster and William C. Fioretti, who are shareholders and former Executive Officers of Mannatech. In addition, Messrs. Charles Fioretti and Caster are Directors of Mannatech. Because Mannatech was concerned about the ability of these Agritech companies to repay the loans, each of Messrs. William C. Fioretti, Charles E. Fioretti, Samuel L. Caster and Patrick D. Cobb agreed to pay the obligations that these Agritech companies owed Mannatech. Each of these individuals gave promissory notes to Mannatech totaling approximately $918,000. On December 31, 1998, Mannatech renewed the notes with an extended due date of December 31, 1999. On February 17, 1999, Mannatech signed new notes with each of these shareholders. The new notes bear interest at 6.0% per year, with the first payment due on February 17, 2001 and the remainder to be paid in annual installments through February 17, 2004. As of December 31, 2000, the amounts outstanding under these notes made by each of Messrs. William C. Fioretti, Charles E. Fioretti and Samuel L. Caster was approximately $173,000, respectively and the amount outstanding under the note made by Mr. Patrick D. Cobb was approximately $28,000.

Commission agreement and receivables from related parties

   In 1999 and 2000, Mannatech accrued commission for Mr. William C. Fioretti of approximately $453,000 and $181,000, of which $37,000 and $27,000 remained unpaid at December 31, 1999 and 2000, respectively. The commission was paid pursuant to an agreement with Mannatech. Mr. William Fioretti is one of Mannatech's founders, a major shareholder, former Executive Officer and the cousin of Charles E. Fioretti, our Chairman of the Board.

Consulting agreement with Mr. Samuel L. Caster

   On May 5, 2000, Mr. Samuel L. Caster resigned as our President. On June 1, 2000, Mannatech entered into a two-year consulting agreement with Mr. Caster. Under the terms of this agreement, Mannatech agreed to pay Mr. Caster $50,000 each month plus, the right to use a leased car, auto-insurance and various other expenses. The agreement is cancelable by either party with 90 days notice. This agreement may be automatically renewed annually unless either party gives written notice 90 days prior to the anniversary date of this agreement. During 2000, Mr. Caster earned approximately $312,000 relating to this agreement of which $50,000 was unpaid at December 31, 2000.

Receivable and lock-up agreement with Mr. Charles E. Fioretti

   On August 8, 2000, Mannatech loaned Mr. Charles E. Fioretti $500,000. The note receivable was collateralized by 174,570 shares of Mr. Charles Fioretti's common stock and was repaid with six successive monthly installments of 26,455 shares of his common stock, beginning on September 3, 2000 and continuing through February 3, 2001. Mr. Charles Fioretti exchanged a total of 158,730 shares of his common stock to Mannatech to repay the loan in full. As of December 31, 2000, the balance of the note receivable was $167,000.

   On August 8, 2000, Mannatech also entered into a lock-up and repurchase agreement with Mr. Charles Fioretti. Under the terms of the agreement, Mannatech agreed to buy $1.0 million worth of Mr. Charles Fioretti's common stock by way of monthly repurchases, beginning on March 3, 2001 and continuing through February 3, 2002, in the amount of $83,333.33 worth of his common stock, valued at 90% of the fair market value price of our common stock on the close of that business day. In exchange for this agreement, Mr. Charles Fioretti is prohibited from selling any of his shares until after March 2, 2002, unless approved by our Board of Directors. Under this agreement, Mannatech will have the option, beginning March 3, 2002, but not the obligation to repurchase on a monthly basis, at least $100,000 worth of his common stock, valued at the greater of 90% of the fair market value or $2.00 per share, and, as long as Mannatech exercises this option, Mr. Charles Fioretti will continue to be prohibited from selling any of his shares of our common stock.

Separation agreement with Mr. Anthony E. Canale

   On December 29, 2000, our Board of Directors entered into a separation agreement with Mr. Canale. Under the terms of the agreement, Mr. Canale may remain a Director but resigned on February 28, 2001 as our Chief Operating Officer of International Operations. Mannatech will pay Mr. Canale $400,000 on March 1, 2001, $250,000 on February 28, 2002 and $250,000 on February 28, 2003.
Mannatech will also continue to pay his lease payments for his car and pay him for any future consulting to Mannatech. On March 1, 2001, Mr. Canale will begin to receive $2,500 a month, which is an amount set by our Board of Directors for his service to our Board plus reimbursement for any expenses. Mannatech also agreed to grant Mr. Canale a total of 213,333 stock warrants on March 1, 2001 at exercise prices ranging from $1.75 to $4.00 per share, which are exercisable beginning on March 1, 2001 through February 28, 2008. As of December 31, 2000, Mannatech accrued $950,000 relating to Mr. Canale and also accrued compensation of approximately $140,000 related to the termination of various other officers. On April 11, 2001, Mr. Canale informed Mannatech of his intent to resign, as a Director, effective June 4, 2001.

Cancellation of incentive agreements and certain transactions with Mr. Marlin Ray Robbins

   In April 1994, Mannatech entered into two incentive compensation agreements with Mr. Robbins, who is currently an Associate of Mannatech, a 5.1% shareholder, a special advisor to our Board of Directors and has been nominated to our Board of Directors. The incentive agreements and their subsequent amendments required Mannatech to pay compensation to him based on a specified monthly sales volume and the admittance of new independent Associates. One of these agreements was subsequently canceled in 1997. In June 1999, the other incentive agreement with Mr. Robbins was canceled by paying Mr. Robbins $750,000. Of this amount, $500,000 was paid at the time the agreement was canceled and the remaining $250,000 is payable in monthly installments of $10,000 over two years. These installments are non-interest bearing. In 2000, Mannatech agreed to pay Mr. Robbins an additional $300,000 related to the cancellation of this incentive agreement. The $300,000 included $100,000 for the grandfathering of some of his Associate positions to a platinum presidential level. During 1999 and 2000, Mannatech paid Mr. Robbins approximately $120,000, $618,000 and $320,000, respectively related to all of these incentive agreements and their subsequent cancellation.

   Mr. Robbins also is paid commissions, as a sixteen star platinum presidential Associate of Mannatech who owns multiple positions in our global downline network-marketing system. Commissions are generally paid to our Associates for product sales and downline growth. During 1999 and 2000, Mannatech paid commissions to Mr. Robbins totaling $1.6 million and $1.7 million, respectively. In addition, Mannatech paid commissions to Mr. Kevin Robbins and his wife Dawn Robbins, who are the son and daughter-in-law of Mr. Ray Robbins and who are Associates, an aggregate of approximately $241,000 in 1999 and $160,000 in 2000. Mannatech also paid commissions, to various other members of Mr. Ray Robbin's immediately family, who are Associates and hold various positions in our global downline network-marketing systems totaling approximately $13,000 in 1999 and $2,000 in 2000. All commissions paid to Mr. Robbins' immediate family members were paid in accordance with our global compensation plans.

   Mr. Robbins also provides various consulting services to Mannatech and travels extensively speaking at various functions to promote Mannatech. Mannatech reimburses Mr. Robbins for his expenses related to his consulting and traveling.

                           FORWARD-LOOKING STATEMENTS

   This proxy statement may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934. Opinions, forecasts, projections, guidance or other statements other than statements of historical fact are considered forward-looking statements. These statements are based upon assumptions that are subject to change and other risks. Although Mannatech believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in Mannatech's business are set forth in the filings of Mannatech with the Securities and Exchange Commission. Estimates of future financial or operating performance, provided by the Company, are based on existing marketing conditions and information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon many factors, including the success of our international expansion, our ability to attract and retain associates, changes in laws and governmental regulations and changes in market conditions. All subsequent written and oral forward-looking statements attributable to Mannatech or to individuals acting on Mannatech's behalf are expressly qualified in their entirety by this paragraph.

                                          By order of our Board of Directors
                                          /s/ Terry L. Persinger
                                          Terry L. Persinger
                                          Corporate Secretary

Dated: May 4, 2001

                                   APPENDIX A
                                MANNATECH, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

I. Audit Committee Purpose.

   The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Make recommendations to the full Board of Directors with respect to the Company's independent auditors;

  . Meet periodically with our independent auditors to review the general scope of audit coverage;

  . Monitor the Company's policies and procedures designed to avoid improper conflicts of interests;

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

  . Monitor the independence and performance of the Company's independent auditors and, as appropriate, internal auditing department; and

  . Provide an avenue of communication among the independent auditors, management, the internal auditing department and, as appropriate, the Board of Directors.

   The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall at all times have direct access to the independent auditors as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings.

   The Audit Committee and its members shall meet the requirements of the rules of the National Association of Securities Dealers, Inc. and The Nasdaq Stock Market, Inc. On or prior to June 14, 2001, the Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

   Audit Committee members shall be appointed by the Board of Directors. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

   The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. Audit Committee Responsibilities and Duties.

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

4. Review with financial management and the independent auditors the Company's quarterly and annual financial results prior to the release of earnings and/or prior to filing or distribution of the Company's financial statements. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see Item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors' audit plan and discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider management's and the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

11. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

Management and Legal Compliance

12. On at least an annual basis, review with the Company's counsels, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

15. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

Date Adopted:November 19, 1999--Audit Committee
           February 22, 2001--Board of Directors

--------------------------------------------------------------------------------

                               MANNATECH, INCORPORATED
                               2001 COMMON STOCK PROXY

P THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR OUR ANNUAL SHAREHOLDERS' MEETING TO BE HELD ON JUNE 5, 2001, AT 9:00 a.m.
R CENTRAL DAYLIGHT TIME, AT THE GRAPEVINE CONVENTION CENTER, 1209 SOUTH MAIN STREET, GRAPEVINE, TEXAS.
O
        JULES ZIMMERMAN and JAMES M. DOYLE JR., or any of them, with power of
X substitution are hereby appointed proxies to vote, as specified, all shares of common stock, which the shareholder(s) named on the reverse
Y side is entitled to vote at the above Annual Meeting or at any adjournment thereof, and in their discretion to vote upon all other matters as may properly be brought before the meeting.

        Please mark, sign and date on the reverse side of this proxy card, and mail promptly in the enclosed postage-paid envelope or follow the instructions on the reverse side to vote electronically. If you vote electronically you do not have to mail in this proxy card.




                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------
--------------------------------------------------------------------------------
                           --FOLD AND DETACH HERE--




                         MANNATECH INCORPORATED  /TM/


                          Annual Shareholders Meeting

                                 June 5, 2001
                                   9:00 a.m.

                          Grapevine Convention Center
                            1209 South Main Street
                               Grapevine, Texas

                            Your Vote is Important.
                             Thank you for Voting.



--------------------------------------------------------------------------------

[ X ] Please mark your votes
      as in this example.

      This proxy when properly executed will be voted in the manner directed herein. If no box is marked or no direction is made, this proxy will be voted FOR the election of all of the directors and FOR proposal 2.

--------------------------------------------------------------------------------
        The Board of Directors Recommends a vote FOR proposals 1 and 2.
--------------------------------------------------------------------------------

1. Election of Directors:                     WITHHOLD     FOR ALL
   01. Roger E. Beutner,             FOR        ALL        EXCEPT
   02. Marlin Ray Robbins,
   03. Charles E. Fioretti,         [   ]      [   ]        [   ]
   04  Jules Zimmerman,
   05. Samuel L. Caster


2. Ratification of                   FOR      AGAINST      ABSTAIN
   Independent
   Accountants                      [   ]      [   ]        [   ]


Instructions: To withhold your vote for an individual nominee(s), write the name(s) in the space provided below. For all except, the following nominee(s)


________________________________________
                                             -----------------------------------
                                                        SPECIAL ACTION
                                             -----------------------------------

                                             Comments                      [   ]

                                             Discontinue Annual Report
                                             Mailing for this Account      [   ]

                                             Will Attend Annual Meeting    [   ]


SIGNATURE(S) _________________________________________________ DATE ____________

NOTE: Please sign exactly as name appears hereon. Joint owners should both sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

FOLD AND DETACH HERE ONLY IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL
ONLY

                          MANNATECH INCORPORATED/TM/

Dear Shareholder:

Mannatech encourages you to take advantage of the new and convenient ways by which you can vote your shares. You can vote your shares by mail or electronically, through the Internet or by telephone. If voting electronically you do not need to return this proxy card.

To mail in your vote, mark, sign and date this proxy card and mail the perforated portion in the pre-paid mailing envelope.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in this box above is also your personal code to access the system.

1. To vote over the Internet:
        . Log onto the Internet and go to the web site
          http://www.eproxyvote.com/mtex
2. To vote by telephone:
        . On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week.

After completing one of the steps above, follow the applicable instructions to complete your vote electronically. Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, you do not need to mail back your proxy card. If you vote your proxy either by mail or electronically you may still attend the annual meeting and/or change your vote up to and at the meeting.

                 Your vote is important. Thank you for voting.